UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 18, 2016

LSI INDUSTRIES INC.
(Exact name of Registrant as specified in its Charter)

Ohio	0-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Alliance Road, Cincinnati, Ohio	45242
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(513) 793-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Robert Steele
On and effective July 18, 2016 the Board of Directors of LSI Industries Inc. appointed Robert A. Steele to the Board. The Board has determined that Mr. Steele is an independent director in accordance with guidelines that LSI has adopted, which guidelines comply with the listing standards set forth by The NASDAQ Stock Market.
In 2011, Mr. Steele retired from Procter & Gamble as the company's Vice Chairman Health Care. During his 35-year tenure with Procter & Gamble, he served in a variety of executive leadership positions, including Vice Chairman Global Health and Well-being, Group President Global Household Care, and Group President of North American Operations. Mr. Steele, 60 years old, is a board member of Berry Plastics Group, since 2014, where he is a member of its Nominating & Corporate Governance Committee. Mr. Steele was previously a member of the board of directors of Keurig Green Mountain, Beam Inc. and Kellogg Company. Mr. Steele has a bachelor's degree in Economics from the College of Wooster and an M.B.A. from Cleveland State University. Mr. Steele's leadership and business experience qualify him to serve as a director of LSI.
There is no arrangement or understanding between Mr. Steele and any other person pursuant to which Mr. Steele was appointed as a director of LSI, and there have been no transactions nor are there any proposed transactions between LSI and Mr. Steele that would require disclosure pursuant to Item 404(a) of Regulation S-K. Mr. Steele will receive compensation for his service as a director in accordance with LSI's compensation policies for non-employee directors.
LSI's Board has not appointed Mr. Steele to any committees.
Dennis Meyer and Mark Serrianne
On and effective July 18, 2016, Dennis B. Meyer and Mark A. Serrianne, each members of the LSI Board, notified it of their intention not to stand for re-election to the Board at LSI's 2016 Annual Meeting of Shareholders. Each of Mr. Meyer and Mr. Serrianne expects to continue to serve as a member of the Board until LSI's 2016 Annual Meeting of Shareholders. Each of Mr. Meyer and Mr. Serrianne is stepping down for personal reasons and not in connection with any disagreement with the company or its management. With best wishes, LSI thanks each of Mr. Meyer and Mr. Serrianne for their dedicated service and valuable contributions as members of the Board since 2001 and 2004, respectively.

Section 9 – Financial Statements and Exhibits
Item 9.01 – Financial Statements and Exhibits.
(d) The following have been filed as exhibits to this Form 8-K:

Exhibit No.	Description
99.1	LSI Industries Inc. Press Release Dated July 21, 2016.
99.2	LSI Industries Inc. Revised Press Release Dated July 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
LSI INDUSTRIES INC.

BY: /s/ Ronald S. Stowell
Ronald S. Stowell
Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)
July 22, 2016